                                                                  Exhibit 10.32


                                    AGREEMENT
                                    ---------

                  THIS AGREEMENT made and entered into this 1st day of December, 1984 by and between USAir, Inc., (hereinafter referred to as "USAir"), a corporation organized and existing under the laws of the State of Delaware and having its principal place of business at Washington National Airport, Washington, D.C. 20001, and International Total Services (hereinafter referred to as "CONTRACTOR"), a corporation having its principal place of business at 114 Terminal Tower, Cleveland, OH 44113.

                                   WITNESSETH
                                   ----------

                  WHEREAS, USAIR is a Certified Scheduled Airline leasing exclusive use space at Philadelphia International Airport (hereinafter referred to as "SITE"); and

                  WHEREAS, CONTRACTOR is an independent contractor presently engaged in providing skycap and positive claim services (hereinafter referred to as "SERVICES"), and has agreed to provide USAir with such SERVICES at the facilities operated by USAir in connection with its operations at the SITE; and

                  WHEREAS, CONTRACTOR agrees to perform for USAir in a good and workmanlike manner the SERVICES provided for herein at the SITE, which are set forth in detail in Exhibit A attached hereto and made a part hereof, all subject to and in accordance with the terms and provisions hereof;

                  NOW, THEREFORE, for and in consideration of the foregoing premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I - EQUIPMENT, MATERIALS, AND SUPPLIES
----------------------------------------------

                  All materials, equipment, and Supplies and any special equipment required solely for the services performed under this Agreement will be furnished by CONTRACTOR at its sole cost and expense.

ARTICLE II - CONSIDERATION AND PAYMENT
--------------------------------------

                  In full consideration of the performance of the SERVICES above described, USAir will pay to CONTRACTOR, upon receipt of written billing therefore, the sums outlined in Exhibit A, attached hereto and made a part hereof.

ARTICLE III - STANDARDS OF SERVICES
-----------------------------------

                  CONTRACTOR agrees to furnish USAir the SERVICES contemplated hereunder on an impartial basis, and to require its employees to render such SERVICES in a courteous and efficient manner. The SERVICES performed hereunder by CONTRACTOR shall be provided to the sole satisfaction of USAir.

ARTICLE IV - EMPLOYEES
----------------------

                  The employees of CONTRACTOR engaged in performing SERVICES hereunder shall be considered employees of CONTRACTOR for all purposes and shall under no circumstances be deemed to be employees of USAir. USAir shall have no supervision or control over any such CONTRACTOR employees and any complaint or requested change in procedure shall be transmitted in writing by USAir to

CONTRACTOR who shall in turn promptly give any necessary instructions to its own personnel.

                  CONTRACTOR agrees to assume full responsibility for any and all liability to its employees on account of injury, disability, and death resulting from, or sustained by said employees in the performance of the SERVICES contemplated herein.

                  CONTRACTOR agrees to carry Worker's Compensation and Employer's Liability Insurance with a limit of $100,000 and to assume full and exclusive liability for the payment of all premiums for such insurance. CONTRACTOR further agrees to accept full and exclusive liability for the payment of any and all taxes, contributions, and other payments for unemployment compensation and/or old age benefits, insurance or annuities now or hereafter imposed upon employers by the Government of the United States or by individual states with respect to such employees, measured by the wages, salaries, compensation, or other remuneration paid to such employees, and CONTRACTOR shall make such payments and shall make and file any and all reports and returns and do all other things necessary to comply with the laws imposing such taxes, contributions, or other payments.

ARTICLE V - INSURANCE
---------------------

                  During the term of this Agreement, CONTRACTOR shall carry and maintain in full force and effect public liability insurance (covering CONTRACTOR's operations hereunder) with a combined single limit of liability of at least $2,000,000 covering injury to, or death of persons and damages to, or destruction of or loss of property (including the loss of use thereof). CONTRACTOR shall furnish to USAir, upon the effective date of this Agreement, insurance underwriter's certificates certifying that CONTRACTOR is in full compliance with all the above-described insurance requirements (including the insuring of CONTRACTOR's contractual liability under Article VI hereof), and that USAir, its Directors, officers, agents and employees shall be named as additional insureds thereunder, that the policy will be endorsed to include a standard cross liability clause, and that USAir shall be given thirty (30) days' prior written notice of CONTRACTOR's desire to cancel or materially alter the policies of insurance, or any parts thereof and that the insurers waive rights of subrogation against USAir, its officers, employees, and agents, acknowledge that CONTRACTOR's insurance is primary insurance and USAir's insurance is secondary or excess insurance, acknowledging CONTRACTOR's exclusive liabilities under this Agreement. CONTRACTOR agrees that each and every one of its employees, agents, or representatives shall be covered under a Blanket Fidelity Bond in an amount not less than $5,000.00.

ARTICLE VI - INDEMNITY
----------------------

                  CONTRACTOR agrees and hereby undertakes to indemnify, defend, and save harmless USAir, its Directors, officers, employees, and agents from and against any and all liability, damages, claims, suits, penalties or actions of every name and description (including any and all costs and expenses related thereto) suffered by USAir, its Directors, officers, employees, and agents on account of any injuries to or death of any persons or damages to or loss of property (including the loss of use thereof) received or sustained by any person or persons Including USAir, its Directors, officers, employees, and agents directly or indirectly arising out of or resulting from the furnishing of services pursuant to this Agreement unless caused solely by the negligent act or omission of USAir, its Directors, officers, employees, and agents. USAir agrees that it will give to CONTRACTOR prompt and timely notice of any claim made or suit instituted which in any way, directly or indirectly, contingently or otherwise, affects or might affect CONTRACTOR, and CONTRACTOR shall have the right to participate in the defense of the Game to the extent of its own interest.

ARTICLE VII - TERM
------------------

                  This Agreement shall take effect on December 1, 1984 and shall continue thereafter until terminated by either party by giving thirty (30) days' written notice to that effect to the other party, provided that such termination shall not affect any rights or obligation which shall have accrued to either party prior to the effective date of such termination. Notwithstanding the above provision, USAir shall have the absolute right to cancel this Agreement upon giving CONTRACTOR five (5) days' written notice to that effect should USAir determined that CONTRACTOR's SERVICES under this Agreement have become unsatisfactory.

ARTICLE VIII - SUSPENSION AND ABATEMENT
---------------------------------------

                  Notwithstanding anything to the contrary herein contained, it is expressly agreed that either party hereto shall be relieved of its obligations hereunder in the event and to the extent that performance hereof is delayed or prevented by any cause reasonably beyond its control, including, without limitations acts of God, public enemies, war, insurrection and acts or orders of governmental authorities, or by fire, flood, explosion, riots, or strikes; provided, however, that nothing herein contained shall require either party hereto to accede to demands of labor unions or to demands of its employees which it considers unreasonable.

                  In the event USAir's operations at the SITE should be restricted, substantially by acts or orders of governmental authorities, then either party shall have the right, upon written notice to the other, to a suspension of this Agreement and an abatement of a just proportion of the payments to become due hereunder, from the time of such notice until such restrictions shall have been remedied and normal operations restored.

ARTICLE IX - ASSIGNMENTS
------------------------

                  This Agreement shall not be assigned or otherwise transferred (by operation of law or otherwise) by CONTRACTOR without the written consent of USAir and, in the event that it shall be assigned, whether by operation of law or otherwise without such written consent, this Agreement may be terminated by USAir upon written notice to the CONTRACTOR.

ARTICLE X - NOTICES
-------------------

                  Notices under this Agreement shall be sufficient if sent by United States certified mail, postage prepaid, to USAir, Washington National Airport, Washington, D.C. 20001. Attention: Peter D. Brennan, Vice President - Properties and Facilities or International Total Services, 1114 Terminal Tower, Cleveland, OH 44113, Attn: Richard P. Starke, President.

ARTICLE XI - ENTIRE AGREEMENT
-----------------------------

                  This contract represents the entire Agreement between the parties hereto and shall be modified, altered, amended, or cancelled (except as provided for by Article VII and VIII) only by mutual agreement evidenced by an instrument in writing executed by both parties or their respective successors in interest. This Agreement shall be construed and enforced under the laws of the State of Delaware.

ARTICLE XII - TITLES
--------------------

                  Article titles contained herein are inserted only as a matter of convenience and for reference. Such titles in no way define, limit, or describe the scope or extent of any provision of this Agreement.

ARTICLE XII - TAXES, LICENSES, PERMITS
--------------------------------------

                  (a) In consideration of the payment by USAir of the Basic Charge, CONTRACTOR shall pay and agrees to indemnify, defend and hold harmless USAir, its officers, employees and agents from and against any and all taxes of whatsoever kind or nature, including but not limited to attorneys' fees, costs and expenses incurred in connection therewith (but excluding USAir's income taxes) which are or may be assessed against, chargeable to or collectible from CONTRACTOR or USAir by any taxing authority (Federal, state or local) and which are based upon or levied or assessed with respect to the performance of this Agreement.

                  (b) CONTRACTOR, at no additional Charge to USAir, will obtain and pay for all necessary federal, state and local permits and licenses required to legally perform the services contemplated hereunder.

                  IN WITNESS WHEREOF, USAir, Inc., and CONTRACTOR have caused this instrument to be executed on the day and year first above written.

                                         USAir, Inc.

WITNESS:                                 By:
                                            ------------------------------------

                                         Title: Peter D. Brennan
---------------------------                    ---------------------------------
                                                 Vice President Properties &
                                                  Facilities

                                         International Total Services,
                                         Inc.

WITNESS:                                 By:
                                            ------------------------------------

                                         Title:
---------------------------                    ---------------------------------

                                    EXHIBIT A

                    USAir Skycap and Positive Claim Agreement
              Philadelphia International Airport, Philadelphia, PA

CONTRACTOR shall furnish to USAir "skycap' service, as that term is generally understood in the air transportation industry, at Philadelphia International Airport, Philadelphia, PA (the "Airport"), and USAir retains CONTRACTOR to furnish the services defined hereunder and shall pay CONTRACTOR its charges therefor as hereinafter provided.

CONTRACTOR shall provide the number of uniformed personnel to perform such service as requested, in writing, by USAir's local management. Such personnel shall perform their in a manner satisfactory to USAir and shall observe standards of discipline satisfactory to USAir at all time's while on duty, but shall otherwise be exclusively under the direction and control of CONTRACTOR. In performing its duties hereunder, CONTRACTOR shall be an independent contractor in every respect.

CONTRACTOR's services shall include but not be limited to:

a) The handling and tagging of bags from USAir passengers at curbside, and between curbside and the ticket counter, and/or gates, either in or outbound customers.

b) Provide monitoring of the local baggage claim areas (carousels) and assist customers with their baggage in this area.

c) Provide wheelchair and other special assistance to USAir customers, between all gates and ticket counters, baggage facilities, connecting flights, parking garage, or as otherwise specified by USAir.

Each month, CONTRACTOR will guarantee that skycap coverage be provided on a monthly basis equivalent to a specific number of Sky Caps hours each day according to the cost schedule included in this Exhibit A, and will be directed by the local Station Manager as to the deployment of these individuals. In order to achieve maximum productivity, CONTRACTOR will carefully plan a schedule of full time and/or part time employees and will flex its schedule to carefully cover peak and non peak times. CONTRACTOR will confer with and get full approval of the USAir Station Manager before instituting this "flex" schedule. Although hourly coverage may vary on a day to day basis, the total hours per month will be equivalent to no less than the guaranteed coverage specified in the attached cost schedule.

If at any time the local USAir management feels it needs extra Sky Cap hours added to this Schedule, CONTRACTOR will immediately agree to change its schedule in accordance with the Manager's request at no extra charge to USAir.

CONTRACTOR agrees to provide skycap service to USAir on a "Per Enplaned Passenger" basis, invoiced Monthly on the basis of the enclosed Schedule "A", by multiplying the number of USAir's monthly enplaned passengers times the cost per passenger indicated on the attached schedule for the reported enplaned Passengers.

CONTRACTOR will maintain the equipment that is owned by the airlines and/or CONTRACTOR. Should any costs be incurred for the maintenance and/or repairs of this equipment other than equipment owned by CONTRACTOR, then the cost of the maintenance and/or repairs plus 10% will be charged to the airline owning such equipment. At such time should this equipment become functionally obsolete, CONTRACTOR will purchase its own equipment and amortize the Cost of the equipment into the aforementioned hourly rate to USAir.

POSITIVE CLAIM SERVICE
----------------------

CONTRACTOR shall provide informed personnel to be responsible for matching passenger baggage claim stubs before allowing baggage from USAir flights to be removed from the bag claim area; coordinating and expediting group baggage movement; offering assistance, directions and information to all USAir passengers, primarily those looking for lost or previously unclaimed baggage, as well as performing a general overall surveillance of the baggage claim area, and regular policing of the baggage claim area to remove litter from the general area.

Staffing shall be provided at one person per hour of baggage claim activity. Schedules shall be confirmed with the USAir Station Manager. Positive claim services will be provided to USAir at the rate of $4.96 per hour, including overtime and holidays.

CONTRACTOR shall use its reasonable and beat efforts to provide these services. Contractor's employees will not undertake to subdue or use physical force to provide such services but will be trained to report incidents immediately to proper authorities and to ascertain the identity of anyone suspected of wrongdoing.

ALL SERVICES OF CONTRACTOR
--------------------------

CONTRACTOR will install an independent quality control program to give USAir a constant view of the quality of Service performed by CONTRACTOR. This program will be conducted by an independent agency, which can, from time to time, include USAir Management. The program will include, but not be limited to:

         1.       Appearance
         2.       Customer approach
         3.       Speed of operation
         4.       Helpfulness to customers

         5.       Waiting time at curb
         6.       Miss-checks
         7.       Stolen property

CONTRACTOR will review this program carefully with USAir Management before implementing it and will share its results openly with USAir's local management. If at any time CONTRACTOR fails to achieve an agreed upon high grade for the service, CONTRACTOR will voluntarily increase its Sky Cap coverage and supervision, at no extra cost to USAir, until it achieves high rating grades.

                          USAir - PHILADELPHIA SKYCAPS
                          ----------------------------
                                 COST SCHEDULE A
                                 ---------------

Maximum No. of                       Number of                                 Cost per            Monthly
Enplaned Passengers                  Skycaps/Day          Hours/Day            Passenger           Billing
-------------------                  -----------          ---------            ---------           -------

Under - 70,000                             8                    64                 .10             $ 7,000

70,001 - 75,000                            8                    64                 .097              7,275

785,001 - 80,000                           8                    64                 .094              7,520

80,001 - 85,000                            8                    64                 .091              7,735

85,001 - 90,000                            9                    72                 .088              7,920

90,001 - 95,000                            9                    72                 .085              8,075

95,001 - 100,000                           9                    72                 .082              8,200

100,001 - 105,000                          9                    72                 .079              8,295

105,001 - 110,000                         10                    80                 .076              8,360

110,001 - 115,000                         10                    80                 .073              8,395

115,001 - 120,000                         10                    80                 .070              8,400

120,001 - 125,000                         10                    80                 .070              8,750

125,001 - 130,000                         11                    88                 .070              9,100

130,001 - 135,000                         11                    88                 .068              9,180

135,001 - 140,000                         11                    88                 .066              9,240

140,001 - 145,000                         11                    88                 .065              9,425

145,001 - 150,000                         12                    96                 .070             10,500

150,001 - 155,000                         12                    96                 .069             10,695

155,001 - 160,000                         12                    96                 .066             10,560

160,001 - 165,000                         12                    96                 .065             10,725